UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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TOR Minerals International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

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TOR MINERALS INTERNATIONAL, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 27, 2017

The annual meeting of stockholders of TOR Minerals International, Inc., a Delaware corporation, will be held at the Omni Corpus Christi Bayfront Hotel (Aransas Room, Third Floor), 707 N. Shoreline, Corpus Christi, Texas, on Thursday, April 27, 2017 at 1:00 p.m., local time, for purposes of taking the following actions:

1.	To elect seven (7) members to the Board of Directors.
2.	To amend the TOR Minerals International, Inc. 2000 Incentive Plan.
3.	To ratify the appointment by our Board of Directors of BDO USA, LLP as our independent auditors for the fiscal year ending December 31, 2017.
4.	To consider an advisory vote on executive compensation.
5.	To transact such other business as may properly come before the meeting.

The Board of Directors established the close of business on March 8, 2017 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

BY ORDER OF OUR BOARD OF DIRECTORS

March 23, 2017	Barbara Russell, Corporate Secretary

YOUR VOTE IS IMPORTANT
Even if you plan to attend the meeting,
we urge you to mark, sign and date the
enclosed proxy and return it promptly
in the enclosed envelope.

TOR MINERALS INTERNATIONAL, INC.
722 Burleson Street
Corpus Christi, Texas 78402

PROXY STATEMENT

This proxy statement and the accompanying proxy are furnished by the Board of Directors of TOR Minerals International, Inc. (“TOR”, “we”, “us”, “our”, or “Company”) in connection with the solicitation of proxies by our Board of Directors to be used at the 2017 Annual Meeting of stockholders of our Company (the “Annual Meeting”) to be held at 1:00 p.m. (local time) on April 27, 2017, at the Omni Corpus Christi Bayfront Hotel (Aransas Room, Third Floor), 707 N. Shoreline, Corpus Christi, Texas, and at any adjournment thereof. We intend to mail this proxy statement and enclosed proxy card on or about March 23, 2017 to stockholders entitled to vote at the Annual Meeting.

The complete mailing address of our principal executive offices is listed below:

722 Burleson Street,
Corpus Christi, Texas 78402

Our Company will bear the cost of soliciting the proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone or telegram through directors, officers and employees of our Company. Our Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses relating to forwarding proxy materials to any beneficial owners.

Proxies may be revoked any time prior to exercise by the following three methods: (1) furnishing written notice to the Company’s Secretary; (2) submitting a later dated proxy; and (3) voting in person at the meeting. Written notice must be received at or prior to the Annual Meeting to effectively revoke. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the Annual Meeting or any adjournment thereof, as specified by such person giving the proxy. If no specification is made, the shares represented by the proxy will be voted in favor of the proposals shown thereon.

ATTENDANCE AT MEETING

All of our stockholders of record at the close of business on March 8, 2017 are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on March 8, 2017, there were 3,541,703 outstanding shares of our common stock, par value $1.25 per share (the “Common Stock”). Each share is entitled to one vote per share in person or by proxy. The Common Stock is the only class of capital stock outstanding and entitled to vote at the Annual Meeting. For purposes of transacting business at the Annual Meeting, the holders of a majority of the total shares of Common Stock issued and outstanding and entitled to vote at the meeting will constitute a quorum, whether present in person or represented by proxy.

Abstentions and broker non-votes count toward the total number of shares present at the meeting; accordingly, they count toward establishing a quorum. Broker non-votes, however, will not count toward the total number of shares voted for or against any proposed matters, and for this reason, such shares will not affect the outcome of the vote. Abstentions on a particular item, except for the election of directors, will be counted as present and entitled to vote for purposes of any item on which the abstention is noted, thus having the effect of a “no” vote to that proposal. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee, and votes withheld will be excluded entirely from the vote and will have no effect.

The annual report to stockholders covering our fiscal year ended December 31, 2016 includes audited consolidated financial statements. We have furnished the 2016 Annual Report on Form 10-K to all stockholders. The 2016 Annual Report on Form 10-K does not form any part of the material for solicitation of proxies.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to those persons who, to our knowledge, owned or who may be deemed to have beneficially owned, more than five percent of our Common Stock, in each case, as of March 8, 2017:

	Shares of Common Stock
	Beneficially Owned (1)

Beneficial Owner	Total Number		Percent
5% Stockholders (excluding executive
officers and/or directors)

Paulson Ranch, Ltd	807,641	(2)	22.8%
8580 Woodway Drive
Houston, TX 77063

The Hartman Family Revocable Trust	404,813	(3)	11.5%
c/o Hartman & Associates, Inc.
3345 Bee Cave Road, Suite 203
Austin, TX 78746

The Douglas MacDonald Hartman	408,580	(4)	11.4%
Family Irrevocable Trust
c/o Hartman & Associates, Inc.
3345 Bee Cave Road, Suite 203
Austin, TX 78746

Mark A. Graber	321,782	(5)	9.1%
56 Oakwell Farms Parkway
San Antonio, TX 78218

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(2)

Paulson Ranch Management, L.L.C., a Texas limited liability company, is the general partner of Paulson Ranch, Ltd. Mr. Bernard A. Paulson, a member of our Board of Directors, has sole voting power for Paulson Ranch Management, L.L.C. and is Trustee of the Joan Lee Paulson Family Trust. The principal business of Paulson Ranch, Ltd. is investment in securities. Paulson Ranch, Ltd. disclaims beneficial ownership of the 3,000 shares held directly by Mr. Paulson. Mr. Paulson retains sole voting power over the aggregate 807,141 shares, which are comprised of (A) 592,001 shares held for the account of Paulson Ranch, Ltd.; (B) 188,680 shares issuable upon exercise of warrants that are exercisable at or within sixty days of March 8, 2017; (C) 17,160 shares held by the Joan Lee Paulson Family Trust; (D) 3,000 shares held by Mr. Paulson; and (E) 6,800 shares issuable upon exercise of options that are exercisable at or within sixty days of March 8, 2017, held for Mr. Paulson’s account. Mr. Paulson is Trustee and has sole voting power over the shares held by the Joan Lee Paulson Family Trust.

(3)

The number of shares listed consists of (A) 304,340 shares held for the account of the Hartman Family Revocable Trust; (B) 94,340 shares issuable upon exercise of warrants held for the account of the Hartman Family Revocable Trust which are exercisable at or within sixty days of March 8, 2017; and (C) 6,133 shares held by the estate of Mr. Hartman. Claudette Hartman, Mr. Hartman’s wife, is the sole Trustee of, and has voting power over the shares held by the Hartman Family Revocable Trust.

(4)

Douglas MacDonald Hartman, Chairman of our Board of Directors, is Trustee for The Douglas MacDonald Hartman Family Irrevocable Trust. The number of shares listed consists of (A) 304,340 shares held for The Douglas MacDonald Hartman Family Irrevocable Trust account; (B) 94,340 shares issuable upon exercise of warrants held for the account of The Douglas MacDonald Hartman Family Irrevocable Trust account which are exercisable at or within sixty days of March 8, 2017; (C) 3,000 shares held by Mr. Douglas Hartman; and (D) 6,900 shares issuable upon exercise of options that are subject to stock options exercisable at or within sixty days of March 8, 2017, held for Douglas MacDonald Hartman’s account. Douglas MacDonald Hartman has sole voting power over the shares held by The Douglas MacDonald Hartman Family Irrevocable Trust.

(5)

According to information provided to the Company, the shares listed include (A) 2,000 shares owned by Mrs. Yolanda Graber, Mr. Graber’s wife, on whose behalf, Mr. Graber has voting control; (B) 217,069 shares owned by Mr. Graber; (C) 95,813 shares owned by X-L Investments, a Texas general partnership in which Mr. Graber is a partner and has voting control; and (D) 6,900 shares owned by X-L Investments, a Texas general partnership in which Mr. Graber is a partner and has voting control.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our by-laws provide that our Board of Directors shall consist of not more than nine (9) members. The number of members is to be fixed by resolution of the Board of Directors. The Board of Directors has set the number of directors at eight (8). At the Annual Meeting, seven (7) directors are to be elected, each to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. We are only nominating seven (7) individuals for election to the Board of Directors at the Annual Meeting. As a result, one (1) directorship will remain vacant pending the Board of Directors’ identification of another suitable candidate to serve on the Board of Directors. If such candidate is identified prior to the next annual meeting of stockholders, it is expected that the vacancy would be filled by the Board of Directors. You may not cast votes or grant your proxy for more than seven (7) individuals to serve as directors of the Company for the election held at the Annual Meeting. The persons named as proxies in the enclosed proxy card, who have been designated by our Board of Directors, unless otherwise instructed in such proxy, intend to vote the shares represented by the proxy in favor of the election of the nominees listed in the table below to our Board of Directors. Our Board of Directors has proposed the nominees. If any such nominee should become unavailable for election, the persons named as proxies intend to vote for such substitute nominee, as may be proposed by our Board of Directors, unless otherwise instructed in such proxy. No circumstances are now known, however, that would prevent any of the nominees from serving. All nominees have agreed to serve if elected. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present. If the stockholders approve this Proposal 1, then the nominees receiving the highest number of votes will be elected.

Nominees for Election to Serve Until 2018 Annual Meeting

The information appearing below relating to each director nominee’s past five years of business experience, directorships held and age has been furnished by each director as of March 8, 2017:

Director Nominee	Age	Present Office(s) Held In Our Company	Since
Julie Ann Ehmann	57	None	2009
Douglas M. Hartman	49	Chairman of the Board	2001
Olaf Karasch	60	President, Chief Executive Officer	2006
Thomas W. Pauken Esq.	73	None	1999
Bernard A. Paulson	88	None	1992
Steven E. Paulson	53	None	2008
Tan Chin Yong, PhD.	52	None	2001

Julie Ann Ehmann, CPA, age 57, has served as a director of our Company since 2009. Ms. Ehmann has been an accountant with Buckley and Associates since 1991 and was elected President of Buckley and Associates, PC in 2008. Ms. Ehmann has served as a director of Driscoll Children’s Hospital Development Foundation and the Texas A&M University Corpus Christi Foundation since 2008, where she also served as president, vice president and treasurer. In addition, she has served in the following roles as: (1) director of the Art Museum of South Texas since 2007, where she also served as chairman, past chairman and treasurer; (2) treasurer of the Texas State Aquarium since 2011; (3) treasurer and secretary of the Corpus Christi Yacht Club; and (4) as a member of the Business Advisory Board of American Bank since 2009.

We believe Ms. Ehmann’s qualifications to sit on the Board of Directors include her leadership experience, specifically her experience as a Certified Public Accountant, her experience in finance and her experience as a director of private organizations.

Douglas M. Hartman, MBA, age 49, has served as a director of our Company since 2001. Mr. Hartman has served as our Chairman of the Board since May 2014. Mr. Hartman currently serves as Chairman and President of Hartman & Associates, Inc., a venture capital firm in Austin, Texas, and has served as its President since 1999. He also serves as a director of The Software Revolution, Inc., a provider of automated legacy computer system modernization services, since 2001. He served as a Commissioner on The Texas Facilities Commission from 2009 – 2014. Mr. Hartman is the sole Trustee for The Douglas MacDonald Hartman Family Irrevocable Trust.

We believe Mr. Hartman’s qualifications to sit on the Board of Directors include his leadership and management experience in several industries, in particular his role as President and Chief Operating Officer of Hartland Bank N.A., his 10 years of direct experience as a corporate banker, and his varied experiences as an investor and director in several private and publicly held companies. He also served as the Company’s Chairman of the Audit Committee.

Dr. Olaf Karasch, age 60, was appointed as our Executive Vice President, Operations, on September 4, 2002. He was appointed President and Chief Executive Officer and elected as a director on July 1, 2006. Dr. Karasch served as Managing Director of our Company’s wholly owned Netherlands subsidiary, TOR Processing and Trade, B.V. (“TP&T”), since joining our Company on May 16, 2001. In January 1996, Dr. Karasch was managing director for Flohme Chrome Plating and Plasma Coating. In 1997, he joined the Royal Begemann Group in The Netherlands, TP&T’s predecessor, until we purchased it in 2001. Dr. Karasch received his Ph.D. in Mineralogy at Reinisch-Westfalische University in Aachen, Germany, where he specialized in submicronization (particle size reduction below one micron).

We believe Dr. Karasch’s qualifications to sit on the Board of Directors include his extensive business experience in leading and managing businesses that have domestic and foreign operations, his entrepreneurial experience, as well as his direct knowledge of the mineral industry.

Thomas W. Pauken, Esq., age 73, has served as a director of our Company since 1999. Mr. Pauken has been President of TWP, Inc., an investment company in Dallas, Texas, since 1991, and as Commissioner of the Texas Workforce Commission from 2008 to 2013. Mr. Pauken is also a director of Future Matrix, a privately held company.

We believe Mr. Pauken’s qualifications to sit on the Board of Directors include his leadership experience, specifically his experience as an attorney, and his experience as a director of both private and publicly traded companies.

Bernard A. Paulson, age 88, has served as a director of our Company since 1992 and served as Chairman from 2000 to 2014. Mr. Paulson has served as chairman of Contech Control Services since 2014. Mr. Paulson has served as a director of the Del Mar College Foundation since 1992, Driscoll Children’s Hospital Development Foundation and the Art Museum of South Texas since 1994. Mr. Paulson is the father of Steven E. Paulson.

We believe Mr. Paulson’s qualifications to sit on the Board of Directors include his executive leadership and management experience in several businesses, his over 50 years of experience as an engineer, and his experience as a director of both private and publicly traded companies.

Steven E. Paulson, age 53, has served as a director of our Company since 2008. Mr. Paulson has severed as the president and Chief Executive Officer of Contech Control Services since 2014. Mr. Paulson served as President and a director of TAG from 1996 until its sale to Emerson Electric in December 2007; following the sale, he continued to serve as a consultant there through 2012. Mr. Paulson is the son of Bernard A. Paulson.

We believe Mr. Paulson’s qualifications to sit on the Board of Directors include his extensive business experience in leading and managing businesses, his experience as an engineer, his knowledge of the manufacturing industry, as well as his experience analyzing financial statements.

Tan Chin Yong, Ph.D., age 52, has served as a director of our Company, as well as our subsidiary company in Malaysia, TOR Minerals Malaysia Sdn. Bhd., since 2001. Dr. Tan has also served as Chief Executive Officer of Kaizen Holdings Sdn. Bhd. in Malaysia since 2008.

We believe Dr. Tan’s qualifications to sit on the Board of Directors include his extensive business experience in leading and managing businesses that have foreign operations as well as his entrepreneurial experience.

Directors’ Attendance and Independence

During the year ended December 31, 2016, there were four regularly scheduled meetings of our Board of Directors. No incumbent director attended less than 75% of such meetings and no incumbent director attended less than 75% of the director committee meetings on which such director served. While the Company does not have a formal policy requiring the Board of Directors to attend the Annual Meeting of stockholders, the Company encourages its directors to attend the Annual Meeting of stockholders. [Each director nominee has indicated his or her intent to attend the Annual Meeting.]

Our Board of Directors consists of a majority of independent directors as such term is defined in the Nasdaq Stock Market Marketplace Rules and has determined that, of our current nominees for director, Ms. Ehmann, Messrs. Hartman, Pauken, Bernard Paulson, Steven Paulson, and Dr. Tan are independent.

Board Leadership Structure

The roles of Chairman and Chief Executive Officer are separate positions within our Company. Mr. Hartman serves as our Chairman and Dr. Karasch serves as our Chief Executive Officer. We separate the roles of Chairman and Chief Executive Officer in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the Board of Directors.

Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board of Directors regularly receives reports from senior management on areas of material risk to our Company, including our credit, liquidity, operational and legal and regulatory risks. Pursuant to its charter, the Audit Committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also meets periodically with management to discuss policies with respect to risk assessment and risk management. In addition, the Compensation and Incentive Plan Committee oversees the management of risks relating to our executive and non-executive compensation plans and arrangements, and the Executive Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee oversees certain risks and the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Directors’ Compensation

The table below sets forth the amounts paid to our outside directors for their service as directors of our Company for the fiscal year ended December 31, 2016. Employee directors receive no additional compensation for service on our Board of Directors or on committees of our Board of Directors.

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	Total
Julie A. Ehmann	$19,500	$2,350	$21,850
Douglas M. Hartman	$17,500	$2,350	$19,850
Thomas W. Pauken Esq.	$17,000	$2,350	$19,350
Bernard A. Paulson	$16,500	$2,350	$18,850
Steven E. Paulson	$16,500	$2,350	$18,850
Tan Chin Yong, PhD.	$16,000	$2,350	$18,350

(1)

Non-employee members of our Board of Directors are compensated by our Company for board meetings attended in the amount of $1,000 per meeting and a quarterly retainer of $2,500, with the Chairman receiving an additional $500 per quarter. All directors are reimbursed for their reasonable travel expenses incurred in attending meetings of our Board of Directors or any committee of our Board of Directors or otherwise in connection with their service as a director. Additionally, compensation of $500 is paid to the non-employee directors for each committee meeting attended, and the audit committee chairman receives $1,000 for each quarterly committee meeting.

(2)

Our 2000 Incentive Plan (the “Plan”) provides that each non-employee director of our Company will automatically be granted a non-qualified option for 500 shares of Common Stock under the Plan on the first business date after each annual meeting of stockholders of our Company. In accordance with the Financial Accounting Standards Board, Accounting Standards Codification 718, Compensation – Stock Compensation (“FASB ASC Topic 718”), each option so granted to a non-employee director has an exercise price per share equal to the fair market value of the Common Stock on the date of grant of such option. Each such option will be fully exercisable at the date of grant and will expire upon the tenth anniversary.

In addition to the non-qualified option for 500 shares automatically granted to each non-employee director, an additional non-qualified option for 500 shares of Common Stock were granted under the Plan on the same date as noted in the preceding paragraph.

On May 9, 2016, Ms. Ehmann, Messrs. Hartman, Pauken, Bernard Paulson, Steven Paulson and Dr. Tan were each granted options to purchase 1,000 shares of Common Stock at the per share exercise price of $4.42, with the grant date fair value of $2,350, none of which were exercised during fiscal 2016.

On February 24, 2017, the Board of Directors approved an amendment to the Plan, subject to stockholder approval at the 2017 Annual Meeting of Stockholders, which increases the number of non-qualified options automatically granted to non-employee directors, on the first business date after each annual meeting of stockholders of our Company, from 500 shares to 1,000 shares of Common Stock under the Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Officers, directors and greater than ten-percent (10%) stockholders are required by Securities and Exchange Commission (the “SEC”) regulations to furnish us with copies of all Section 16(a) forms they file. Based on our review of documents provided, all such reports required to be filed pursuant to Section 16(a) during the fiscal year ended December 31, 2016, were timely filed.

Committees of Our Board

Our Board of Directors has the following three standing committees: (1) Audit Committee; (2) Compensation and Incentive Plan Committee; and (3) Executive Committee.

Audit Committee

The Audit Committee is composed of three outside directors and operates under a written charter adopted by our Board of Directors according to the rules and regulations of the SEC and the Nasdaq Stock Market Marketplace Rules. A copy of the charter may be found on our website, www.torminerals.com. The Audit Committee met four times in 2016. The Audit Committee members are Ms. Ehmann, Chairman, Mr. Pauken and Dr. Tan. Each member of our Audit Committee, as determined by the Board of Directors, qualifies as independent as such term is defined under the applicable rules of the Nasdaq Stock Market and the SEC. Our Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. After review, our Board of Directors has determined that Julie A. Ehmann, CPA, meets the SEC’s definition of an “audit committee financial expert.”

The Audit Committee is the communication link between our Board of Directors and our independent auditors. In addition to recommending the appointment of the independent auditors to our Board of Directors, the Audit Committee reviews the scope of the audit, the accounting policies and reporting practices, internal control, compliance with our policies regarding business conduct and other matters as deemed appropriate.

Independent Auditors

For the years ended December 31, 2016 and December 31, 2015, the Company retained BDO USA, LLP (“BDO”), independent public accountants, to provide audit services to the Company and, in consideration of such services, paid to BDO the amounts specified under the heading “Independent Public Accountants” in this proxy statement.

The audit reports of BDO on the Company's consolidated financial statements for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or disclaimer of opinion, and these statements were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2016 and 2015, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, had it not been resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in its reports on the financial statements for such periods. During this time, there have been no "reportable events," as that term is described in Item 304(a)(1)(v) of Regulation S-K.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to our audited consolidated financial statements for the fiscal year ended December 31, 2016. The information contained in this report shall not be deemed to be “soliciting material” or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Review with Management

The Audit Committee has reviewed and discussed with management and our independent auditors the audited consolidated financial statements of TOR Minerals International, Inc. The committee reviewed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1.AU section 380) regarding their judgments as to the quality, not just the acceptability, of the accounting principles of TOR Minerals International, Inc. and such other matters as the committee and the auditors are required to discuss under auditing standards generally accepted in the United States. Additionally, the committee discussed with the auditors their independence from the Company, and our management, including the matters in the written disclosures and the letter provided by the independent auditors to the Audit Committee as required by the Public Company Accounting Oversight Board (“PCAOB”), and considered the compatibility of non-audit services with the auditors’ independence.

Review and Discussions with Independent Accountants

The Audit Committee held three regularly scheduled meetings with the independent auditors prior to the inclusion of the consolidated financial statements into the periodic filings and one special meeting during our Company’s fiscal year ended December 31, 2016.

The Audit Committee has received the written disclosures and letter from BDO as required by the PCAOB, confirming their independence from us and our related entities within the meaning of the rules and regulations of the PCAOB, and the Audit Committee has discussed with BDO their independence from us.

Based on the foregoing reviews and discussions, the committee recommended to our Board of Directors that the audited consolidated financial statements of TOR Minerals International, Inc. be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that BDO be appointed as the independent auditors for the fiscal year ending December 31, 2016. In the event the appointment of BDO is not ratified by our stockholders, the Audit Committee will consider the appointment of other independent auditors. A representative of BDO is not expected to be present at the annual meeting.

SUBMITTED BY THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS
JULIE A. EHMANN, THOMAS PAUKEN & TAN CHIN YONG

EXECUTIVE COMPENSATION

Compensation and Incentive Plan Committee

The Compensation and Incentive Plan Committee (the “Comp Committee”) currently consists of Messrs. Steven E. Paulson (Chairman), Thomas Pauken and Bernard Paulson, each of which our Board of Directors has determined qualify as independent, as that term is defined under the applicable rules of the Nasdaq Stock Market, and operates under a written charter adopted by our Board of Directors. A copy of the charter may be found on our website at www.torminerals.com. The Comp Committee met three times in 2016.

The Comp Committee formulates and presents to our Board of Directors recommendations as to the base salaries for all officers of our Company. The Comp Committee specifically reviews, approves and establishes the compensation for our executive officers. This committee is authorized to (1) select persons to receive awards under the Plan; (2) determine the terms, provisions and amount of the awards, if any; (3) to review performance of persons selected for bonuses; and (4) otherwise administer the Plan to the full extent provided in such Plan. The Comp Committee is not authorized to delegate its authority to other persons.

Overview

The Comp Committee is responsible for administering the executive compensation program for our Company. The Comp Committee is responsible for establishing appropriate compensation goals for the executive officers of our Company, evaluating the performance of such executive officers in meeting such goals and making recommendations to our Board of Directors with regard to executive compensation. Our Company’s compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, and achievement of specific operation, financial and strategic objectives. None of the current members of our Comp Committee has ever been an employee of ours or any of our subsidiaries. Except for Olaf Karasch, our Chief Executive Officer and President, who is also a member of our Board of Directors, none of our executive officers serve as a member of our Board of Directors or Comp Committee. Dr. Karasch participates in compensation discussions concerning our executive officers except when such discussion pertains to his compensation.

The Comp Committee conducts a bi-annual review of the compensation packages of our executive officers, which accounts for factors which it considers relevant, such as the Company’s financial performance and the performance of the executive officer under consideration. The Comp Committee does not engage in any benchmarking of total compensation or any material element of compensation against any specific companies or groups of companies. The particular elements of our compensation programs for our executive officers are described below.

In carrying out its duties to establish the executive compensation program, the Comp Committee is guided by the Company’s desire to achieve the following objectives:

  attract and retain high-quality leadership;

  provide competitive compensation opportunities that support our overall business strategy and objectives; and

  effectively serve the interests of our stockholders.

These objectives are implemented by the Comp Committee through its executive compensation program. In 2016, the compensation program established by the Comp Committee was comprised of the following three primary components:

  base salary;

  annual cash incentive payment; and

  long-term equity based compensation awards.

The Comp Committee has the flexibility to use these primary components, along with certain other benefits, in a manner that attempts to effectively implement its stated objectives with respect to the compensation arrangements for each of our executive officers. Each of the primary components, and the certain other benefits, are discussed in more detail below.

Base Salary

Our executive officers’ salaries are determined by evaluating their relative roles and responsibilities. Individual salaries are reviewed annually and salary increases are based on the Company’s overall performance and the executive’s individual performance during the preceding year. The Comp Committee does not assign relative weights or importance to any specific measure of our financial performance.

In determining the base salary for 2016 for Dr. Olaf Karasch, our President and Chief Executive Officer, the Comp Committee considered the Company’s financial performance and his performance. Based on these factors, the Committee established Dr. Karasch’s salary under his employment agreement as $343,250 in 2016 and $341,138 in 2015. Mr. Schomp, our Executive Vice President, received a base salary of $208,993 in 2016 and $208,993 in 2015. Ms. Russell, our Secretary, Treasurer and Chief Financial Officer, received a base salary of $120,334 in 2016 and $119,548 in 2015.

Annual Bonuses

The annual compensation of our executive officers consists of a base salary and discretionary bonus payments. Our Board of Directors may issue bonuses to our executive officers based on the financial performance of the Company and the individual performance of the officer. The Comp Committee reviewed the 2016 and 2015 fiscal year performance of the Company and determined that there would not be any bonuses approved for our executive officers in either 2016 or 2015.

Stock Option Grants

The Plan, intended to advance the interests of our Company by encouraging stock ownership on the part of key employees, was approved by the stockholders on May 5, 2000 and amended by stockholder approval on May 11, 2012. This amendment increased the number of shares subject to the Plan to 500,000 shares. The Plan is intended to provide our directors, executive officers and employees the opportunity to acquire a proprietary interest in the success of our Company by granting stock options to such directors, executive officers and employees. Specifically, the plan is intended to advance the interests of our Company by:

  enabling us to attract and retain the best available individuals for positions of substantial responsibility;

  providing additional incentive to such persons by affording them an opportunity for equity participation in our business; and

  rewarding our directors, executive officers and employees for their contributions to our business.

The Plan is administered by our Comp Committee. Both “Incentive Stock Options” and “Non-statutory Options” may be granted under the Plan from time to time. Incentive Stock Options are stock options intended to satisfy the requirements of Section 422 of the Internal Revenue Code. Non-statutory Options are stock options that do not satisfy the requirements of Section 422 of the Internal Revenue Code.

All options under the Plan are required to be at an exercise price of not less than 100% of the fair market value of the stock on the date of grant. Each option expires not later than ten years from the date the option was granted. Options are exercisable in installments as provided in individual stock option agreements.

Stock options are the primary source of long-term incentive compensation for our executive officers and directors. Each of our executive officers and directors are eligible to participate in the Plan.

Stock option grants are made at the discretion of the Comp Committee. Each grant is designed to align the interests of the executive officer with those of our stockholders and provide each individual with a significant incentive to manage our Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of Common Stock at a fixed price per share (which is required to be the market price on the grant date) over a specified period of time (up to ten years). Shares underlying each option become exercisable in a series of installments over a vesting period and are contingent upon the officer’s continued employment with our Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by our Company during the vesting period so long as the market price of the shares appreciates over the option term.

The size of the option grant to each executive officer is set by the Comp Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with our Company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Comp Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. Our Company does not have security ownership requirements or guidelines for its executive officers.

The Comp Committee reviewed the 2016 fiscal year performance of the Company and determined that there would not be any option grants approved for our executive officers in 2016.

On April 21, 2016, the Board of Directors of TOR Minerals International, Inc. (the “Company”) granted the officers of the Company non-statutory stock options (the “Performance Awards”). The Performance Awards, which are subject to the terms, definitions and provisions of the 2000 Incentive Plan as amended, consist of the following grants:

		Five Year
		Performance
Officer's Name	Position	Grant Award

Olaf Karasch	President & Chief Executive Officer	150,000
Mark Schomp	Executive Vice President, Sales & Marketing	50,000
Barbara Russell	Treasurer & Chief Financial Officer	15,000

The Performance Awards will vest over a five year period based solely on the basis of satisfaction of the performance criteria established annually by the Company’s Board of Directors. The Performance Periods begin on January 1 of each calendar year and ending on December 31 of such year. The first Performance Period shall begin on January 1, 2016 and end on December 31, 2016. The final Performance Period shall begin on January 1, 2020 and shall end on December 31, 2020. The exercise price for the Performance Awards was set at the closing price of the Company’s stock on January 4, 2016, as established by NASDAQ, at $4.51 per share.

Agreements with Employees

On June 3, 2016, the Board of Directors of the Company entered into a Service Agreement with the Company’s President and Chief Executive Officer, Dr. Olaf Karasch. Under the terms of the Service Agreement, Dr. Karasch’s annual salary, on the date of the agreement, will be €311,016 (Euro). The Service Agreement contains a “Change in Control” provision whereby Dr. Karasch will be assured a minimum of two (2) years of compensation following any Change in Control (as defined in the agreement), whether as an active employee of the Company or through the severance payment provided in the Service Agreement, unless Dr. Karasch is terminated by the Company for “Cause” (as defined in the Service Agreement) or his employment is terminated by him other than for “Good Reason” (as defined in the Service Agreement).

On May 16, 2012, the Board of Directors entered into Severance Agreement with the Company’s Executive Vice President, Mark Schomp. Under the terms of the Severance Agreement, Mr. Schomp will be assured a minimum of one and one half years of compensation following any Change in Control (as defined in the applicable Severance Agreement), whether as an active employee of the Company or through the severance payment provided in the Severance Agreement, unless Mr. Schomp is terminated by the Company for “Cause” (as defined in the applicable Severance Agreement) or their employment is terminated by them other than for “Good Reason” (as defined in the applicable Severance Agreement).

In addition, the Board of Directors updated the Severance Agreement with the Company’s Treasurer and Chief Financial Officer, Barbara Russell, on June 3, 2016. Under the terms of the Severance Agreement, Ms. Russell will be assured a minimum of one year of compensation following any Change in Control (as defined in the applicable Severance Agreement), whether as an active employee of the Company or through the severance payment provided in the Severance Agreement, unless Ms. Russell is terminated by the Company for “Cause” (as defined in the applicable Severance Agreement) or their employment is terminated by them other than for “Good Reason” (as defined in the applicable Severance Agreement).

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. We generally intend to limit non-performance based compensation to our executive officers consistent with the terms of Section 162(m) so that compensation will not be subject to the $1 million deductibility limit. Cash and other non-performance-based compensation paid to our executive officers for fiscal year 2016 did not exceed the $1 million limit per officer.

Review of All Components of Executive Compensation

The Comp Committee has reviewed all components of compensation for our named executive officers (our “NEOs”), including salary, bonus, accumulated realized and unrealized stock option gains, the dollar value to the NEO and cost to us of all perquisites and other personal benefits. Based on this review, the Comp Committee finds the total compensation for our NEOs in the aggregate to be reasonable and not excessive. The Comp Committee specifically considered that our Company does not maintain any employment contracts, with the exception of its employment agreement with Dr. Karasch, as described above under the section entitled “Agreements with Employees.” It should be noted that when the Comp Committee considers any component of total compensation of our NEOs, the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) option gains, are taken into consideration in the Comp Committee’s decisions.

Our Chief Executive Officer assists the Comp Committee in assessing and designing our Company’s compensation program, and he attended all of the Comp Committee’s meetings held in 2015 but was not present during voting or deliberations of his compensation. Except as described herein, the Comp Committee did not adopt any new compensation programs or amend any existing compensation policies in 2015.

Internal Pay Equity

The Comp Committee believes that the relative difference between the Chief Executive Officer’s compensation and the compensation of our Company’s other executives is consistent with similar compensation differences found in our reference labor market.

Management – Executive Officers

Our Comp Committee discusses the total compensation of our NEOs, a group that includes our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and our other most highly compensated executive officers whose total compensation for our fiscal year ended December 31, 2016 exceeded $100,000, which included one other person. Each of our NEOs is elected annually, and as of December 31, 2016, our NEOs were as follows:

Name	Age	Position	Since
Olaf Karasch	60	President and Chief Executive Officer	2006
Mark J. Schomp	57	Executive Vice President, Sales & Marketing	2006
Barbara Russell	64	Secretary, Treasurer and Chief Financial Officer	2008

Dr. Olaf Karasch, President and Chief Executive Officer — Dr. Olaf Karasch was appointed President and Chief Executive Officer by the Board on July 1, 2006. Dr. Karasch resides in Germany and holds his office at our European operation, TP&T, located in Hattem, Netherlands. Dr. Karasch had served as Executive Vice President, Operations, since September 4, 2002. Dr. Karasch had served as Managing Director of TP&T since joining the Company on May 16, 2001. In January 1996, Dr. Karasch was managing director for Flohme Chrome Plating and Plasma Coating. In 1997, he joined the Royal Begemann Group in The Netherlands until its purchase by TOR in 2001. Dr. Karasch received his Ph.D. in Mineralogy at Reinisch-Westfalische University in Aachen, Germany, where he specialized in submicronization (particle size reduction below one micron).

Mark Schomp, Executive Vice President — Mark Schomp was appointed Executive Vice President by the Board on July 1, 2006. Mr. Schomp had served as Vice President, Sales and Marketing since September 4, 2002. Mr. Schomp is a Chemical Engineer who spent 15 years in sales and sales management with Alusuisse-Lonza, a large European manufacturer of aluminum, specialty aluminas, and other products. He has wide experience in selling pigments and fillers for plastics and coatings applications. Mr. Schomp joined the Company’s sales department in 2001.

Barbara Russell, Secretary, Treasurer and Chief Financial Officer – Barbara Russell was appointed Chief Financial Officer on February 12, 2010 and Secretary and Treasurer on May 23, 2008. Ms. Russell had served as the Company’s Controller since 1999 and as the Acting Chief Financial Officer since May of 2008. Prior to joining the Company in 1997, she was Chief Executive Officer of the South Texas Lighthouse for the Blind.

No executive officer of the Company has any family relationship with any other director or executive officer of the Company.

Summary Compensation Table for 2016 and 2015

The following table sets forth information concerning the compensation of our NEOs for the fiscal years ended December 31, 2016 and 2015.

			Option	All Other
Name and Principal Position	Year	Salary	Awards (1)	Compensation		Total
Olaf Karasch
President and	2016	$343,250	$27,105	$17,122	(2)	$387,477
Chief Executive Officer	2015	$341,138	$-	$16,842	(2)	$357,980

Barbara Russell
Chief Financial Officer	2016	$120,334	$2,710	$-		$123,044
Treasurer and Secretary	2015	$119,548	$-	$-		$119,548

Mark J. Schomp
Executive Vice President,	2016	$208,993	$9,035	$6,000	(3)	$224,028
Marketing and Sales	2015	$208,993	$-	$6,231	(3)	$215,224

(1)	The fair value per option at the date of grant, computed in accordance with FASB ASC Topic 718, was valued using the Black-Scholes option-pricing model with the following weighted average assumptions:
	Twelve Months Ended December 31,
	2016	2015
Risk-free interest rate	1.90%	2.00%
Expected dividend yield	0.00%	0.00%
Expected volatility	0.59	0.66
Expected term (in years)	7.00	7.00

The risk free interest rate is based on the Treasury Constant Maturity Rate as quoted by the Federal Reserve at the time of the grant for a term equivalent to the expected term of the grant. The estimated volatility is based on the historical volatility of our stock and other factors. The expected term of options represents the period of time the options are expected to be outstanding from the grant date.

(2)	Consists of Dr. Karasch’s Netherlands insurance policy and taxes.

(3)	Consists of car allowance.

Outstanding Equity Awards at Fiscal Year-End for 2016

The following table sets forth information concerning unexercised options and stock that has not vested for each of our executive officers named in the Summary Compensation Table outstanding as of December 31, 2016:

	Option Awards

	Number of Securities Underlying Unexercised Options				Option
					Exercise	Expiration
Name	(#) Exercisable		(#) Unexercisable		Price	Date
Olaf Karasch	15,000	(1)			$10.50	11/18/2017
	10,000	(3)			$12.96	2/25/2021
	8,000	(4)	2,000	(4)	$16.77	5/18/2022
	6,000	(5)	4,000	(5)	$11.39	5/10/2023
	4,000	(6)	6,000	(6)	$10.31	5/8/2024
	9,750	(7)	120,000	(7)	$4.51	1/1/2026
Barbara Russell	1,019	(2)			$7.50	6/18/2020
	2,500	(3)			$12.96	2/25/2021
	2,000	(4)	500	(4)	$16.77	5/18/2022
	1,500	(5)	1,000	(5)	$11.39	5/10/2023
	1,000	(6)	1,500	(6)	$10.31	5/8/2024
	975	(7)	12,000	(7)	$4.51	1/1/2026
Mark J. Schomp	2,031	(2)			$7.50	6/18/2020
	5,000	(3)			$12.96	2/25/2021
	4,000	(4)	1,000	(4)	$16.97	5/18/2022
	3,000	(5)	2,000	(5)	$11.39	5/10/2023
	2,000	(6)	3,000	(6)	$10.31	5/8/2024
	3,250	(7)	40,000	(7)	$4.51	1/1/2016

____________________
(1)	As the result of a change in ownership, as defined in the Plan, all unvested options were immediately vested on November 30, 2009.

(2)	The options were immediately vested at date of grant.

(3)	The options vest in five annual equal increments on each February 25, 2012, 2013, 2014, 2015 and 2016.

(4)	The options vest in five annual equal increments on each May 17, 2013, 2014, 2015, 2016 and 2017.

(5)	The options vest in five annual equal increments on each May 10, 2014, 2015, 2016, 2017 and 2018.

(6)	The options vest in five annual equal increments on each May 10, 2015, 2016, 2017, 2018 and 2019.

(7)	The performance option awards vest in five annual equal increments on each January 1, 2017, 2018, 2019, 2020 and 2021.

Executive Committee

We established an Executive Committee in September 2002 to advise the President and Chief Executive Officer in matters of debt financing, contract negotiations and other situations that may arise. The Executive Committee met three times in the fiscal year ended December 31, 2016. Members of the Executive Committee include Ms. Julie Ehmann and Messrs. Douglas Hartman (chairman), Olaf Karasch, Bernard Paulson and Steven Paulson.

Nomination of Directors

We do not have a standing nominating committee or a committee performing similar functions. Our Board of Directors believes that it is appropriate for us not to have such a committee because director nominees have historically been selected by our Board of Directors, six members of which are considered independent. The independent directors are Ms. Julie Ehmann, Messrs. Bernard Paulson, Douglas Hartman, Thomas Pauken, Steven Paulson and Dr. Tan Chin Yong. In accordance with the Nasdaq Stock Market Marketplace Rules, a majority of our independent directors recommend director nominees for the Board of Director’s selection. Because we do not maintain a standing nominating committee, there is no written nominating committee charter; however, we have adopted the nomination policy described in this section by board resolution. All of this year’s nominees for director are current directors standing for re-election. We did not pay any fee to any third party to identify or evaluate potential nominees.

Our Board of Directors has no minimum qualifications that nominees must meet in order to be considered. In the fulfillment of their responsibilities to identify and recommend to our Board of Directors individuals qualified to become board members, the independent directors will take into account all factors they consider appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which it operates, specific skills, general business acumen and the highest personal and professional integrity. Generally, the independent directors will first consider current board members because they meet the criteria listed above and possess an in-depth knowledge of our Company, its history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to our Company. All current nominees to our Board of Directors were approved by a majority or all of our independent directors. Our Board of Directors has no formal policy with regard to the consideration of diversity in identifying director nominees, but the Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, nation origin, sexual orientation, disability or any other basis proscribed by law.

The independent directors will consider stockholder recommendations for candidates to serve on our Board of Directors, and will evaluate such candidates in the same manner they evaluate nominees recommended by the independent directors. In order to provide the independent directors time to evaluate candidates prior to submission to our stockholders for vote at the 2018 Annual Meeting, stockholders desiring to recommend a candidate must submit a recommendation to the Secretary of the Company at our corporate office by February 1, 2018. The recommendation must contain the following: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of our Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by a majority of independent directors; and (v) the consent of each nominee to serve as a director of our Company, if so elected.

Independent Public Accountants

BDO served as the Company’s principal independent public accountants for fiscal year ended December 31, 2016 and 2015.

Audit Fees and Audit-Related Fees

Fees incurred by us for audit services provided by BDO for the years ended December 31, 2016 and 2015 were approximately $200,000 and $197,000, respectively. The audit fees consist primarily of fees for professional services rendered for the audit of our annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports.

Tax Fees

Fees incurred by us for tax related services provided by BDO for the year ended December 31, 2016 and 2015 were approximately $25,000 and $26,000, respectively.

All Other Fees

Fees incurred by us for other services provided by BDO for the year ended December 31, 2015 was approximately $10,000.

During the year ended December 31, 2016, BDO did not perform any other services for the Company.

Pre-Approval Policy

On March 5, 2005, the Audit Committee pre-approved the rendering of audit related and non-audit services not prohibited by law to be performed by our independent auditors with fees for such services approved up to aggregate maximum of $25,000. The term of the pre-approval is 12 months. The Audit Committee updated and approved the current pre-approval policy on February 24, 2017. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve a service not included in the general pre-approval and any proposed services exceeding pre-approved cost levels or budgeted amounts, provided that the Chairman shall report any decisions to pre-approve such audit related or non-audit services and fees to the full Audit Committee at its next regular meeting.

Stockholder Communication with Our Board of Directors

Our Board of Directors has adopted a formal policy by which our stockholders may communicate with members of our Board of Directors by mail addressed to an individual member of the Board of directors, to the full Board of Directors, or to a particular committee of the Board of Directors, at the following address: c/o Corporate Secretary, TOR Minerals, Inc. 722 Burleson Street, Corpus Christi, Texas 78402. Any such communication must contain:

  a representation that the stockholder is a holder of record of our capital stock;

  the name and address, as they appear on our books, of the stockholder sending such communication; and

  the class and number of shares of our capital stock that are beneficially owned by such stockholder.

The Corporate Secretary will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take the appropriate legal action regarding such communication. The foregoing information is also available on our website at www.torminerals.com.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The Code of Ethics and Business Conduct may be found on our website at www.torminerals.com.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR

Security Ownership of Management

The following table sets forth the number of shares of Common Stock beneficially owned by each director and nominee for director and each named executive officers, and all directors and the named executive officer as a group, as of March 8, 2017:

	Amount of Common Stock		Percent of Class
	Beneficially Owned(2)		*(1)
Julie Ehmann	6,540	(3)	*
Douglas M. Hartman	408,580	(4)	11.4%
Olaf Karasch	92,958	(5)	2.6%
Thomas W. Pauken	82,536	(6)	2.3%
Bernard A. Paulson	807,641	(7)	22.8%
Steven E. Paulson	6,267	(8)	*
Barbara Russell	12,054	(9)	*
Mark J. Schomp	42,701	(10)	1.2%
Tan Chin Yong	91,646	(11)	2.6%
All directors and three executive
officers as a group (9) persons	1,550,923	(12)	42.1%

*	Indicates ownership of less than 1% of our Common Stock

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(2)	Unless otherwise indicated, each person has sole voting and investment power over the shares indicated and their address is 722 Burleson Street, Corpus Christi, Texas 78402.

(3)	Consists of (A) 2,540 shares held directly by Ms. Ehmann and (B) 3,000 shares issuable upon exercise of options that are exercisable at or within sixty days of March 8, 2017.

(4)

Consists of (A) 304,340 shares held for The Douglas MacDonald Hartman Family Irrevocable Trust account; (B) 94,340 shares issuable upon exercise of warrants held for the account of The Douglas MacDonald Hartman Family Irrevocable Trust account which are exercisable at or within sixty days of March 8, 2017; (C) 3,000 shares held by Mr. Douglas Hartman; and (D) 6,900 shares issuable upon exercise of options that are subject to stock options exercisable at or within sixty days of March 8, 2017, held for Douglas MacDonald Hartman’s account. Douglas MacDonald Hartman has sole voting power over the shares held by The Douglas MacDonald Hartman Family Irrevocable Trust.

(5)	Consists of (A) 28,208 shares held by Dr. Karasch and (B) 64,750 shares issuable upon exercise of options that are exercisable at or within sixty days of March 8, 2017.

(6)

Consists of (A) 6,767 shares issuable upon exercise of options that are exercisable at or within sixty days of March 8, 2017; (B) 45,077 shares held by Mr. Pauken; (C) 21,454 shares held by Mr. Pauken’s spouse, of which Mr. Pauken disclaims beneficial ownership; and (D) 9,238 shares held by TWP Inc., of which Mr. Pauken is president and has sole voting power.

(7)

Consists of (A) 592,001 shares held for the account of Paulson Ranch, Ltd.; (B) 188,680 shares issuable upon exercise of warrants that are exercisable at or within sixty days of March 8, 2017; (C) 17,160 shares held by the Joan Lee Paulson Family Trust; (D) 3,000 shares held by Mr. Paulson; and (E) 6,800 shares issuable upon exercise of options that are exercisable at or within sixty days of March 8, 2017, held for Mr. Paulson’s account. Mr. Paulson is Trustee and has sole voting power over the shares held by the Joan Lee Paulson Family Trust.

(8)

Consists of 6,267 shares issuable upon exercise of options that are exercisable at or within sixty days of March 8, 2017, held for Mr. Steven Paulson’s account. Mr. Steven Paulson has a 19.6% ownership interest in Paulson Ranch, Ltd.; however, he disclaims all beneficial ownership of the shares held by Paulson Ranch, Ltd. Paulson Ranch, L.L.C., the general partner of Paulson Ranch, Ltd. possesses sole voting and dispositive power with respect to these shares.

(9)	Consists of (A) 11,994 shares issuable upon exercise of options that are exercisable at or within sixty days of March 8, 2017 and (B) 60 shares held by Ms. Russell.

(10)

Includes (A) 800 shares held by Mr. Schomp’s associates, of which Mr. Schomp disclaims beneficial ownership; (B) 16,620 shares owned by Mr. Schomp; and (C) 25,281 shares issuable upon exercise of options that are exercisable at or within sixty days of March 8, 2017.

(11)	Consists of (A) 84,946 shares held directly by Dr. Tan and (B) 6,700 shares issuable upon exercise of options that are subject to stock options exercisable at or within sixty days of March 8, 2017.

(12)	Includes 139,459 shares which the directors and named executive officers as a group have the right to acquire pursuant to stock options within sixty days of March 8, 2017.

PROPOSAL TWO

APPROVAL OF FOURTH AMENDMENT TO THE
2000 INCENTIVE PLAN

Background
In May 2000 our stockholders approved the adoption of the TOR Minerals International, Inc. 2000 Incentive Plan (the “Plan”). The Plan authorized 750,000 shares, which was adjusted to 150,000 shares in our 1 for 5 reverse stock split effective February 18, 2010, issuable upon exercise of the stock options granted pursuant to the Plan.

On May 14, 2004, the stockholders approved an amendment to the Plan to increase the shares included in the Plan by 60,000 shares, to 210,000 shares. On May 23, 2008 the stockholders approved an amendment to the Plan to increase the shares included in the Plan by 40,000 shares, to 250,000 shares. On May 11, 2012, the stockholders approved an amendment to the Plan to increase the shares included in the Plan by 250,000 shares, to 500,000 shares. On March 8, 2017, subject to stockholder approval, the Company's Board of Directors approved amending the Plan to increase the non-qualified options automatically granted to non-employee directors, on the first business day after each annual meeting of stockholders of our Company, from 500 shares to 1,000 shares of Common Stock under the Plan. At the meeting, stockholders will be asked to approve the fourth amendment (the “Fourth Amendment”) to the Plan reflecting this latest amendment approved by the Board. A copy of the Fourth Amendment is attached hereto as Exhibit A.

The following description sets forth the material terms of the Plan, as amended. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan.

Proposed Amended Plan
At this time, stockholders are being asked to approve the Fourth Amendment which authorizes an increase in the number of non-qualified options automatically granted to non-employee directors, on the first business date after each annual meeting of stockholders of our Company, from 500 shares to 1,000 shares of Common Stock under the Plan. The Company believes additional non-qualified options are required to attract and retain highly qualified non-employee directors of the Company, provide competitive compensation opportunities that support the Company’s overall business strategy and objectives; and effectively serve the interests of the Company’s stockholders. For information regarding shares currently available for issuance under the Plan, as amended by the Fourth Amendment, if approved, please see Shares Available for Future Awards below. The Fourth Amendment also extends the period during which awards may be made under the Plan to 2026. The Fourth Amendment does not affect the nature of awards made under the Plan or alter the provisions relating to performance goals and performance-based awards. All other Plan terms and conditions will remain unchanged.

Purpose
The Plan is intended to promote the success of the Company by providing incentives to employees and directors of the Company that will link their personal interests to the financial success of the Company with growth in stockholder value. The Plan is designed to provide flexibility to the Company in its ability to attract and retain the services of employees and directors upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

Plan Highlights
The Plan enables the Company to maintain strict corporate governance practices in granting equity to employees that the Company believes are consistent with the interests of stockholders. To this end, there is a limit on shares authorized for future awards. The total number of shares available for future awards under the Plan is currently 500,000 shares, which represents approximately 14.12%1 of the Company's issued and outstanding shares of common stock as of close of business on March 8, 2017, the date the Board approved the Fourth Amendment, which is subject to stockholder approval.

Administration
The Compensation Committee of the Board of Directors will continue to administer the Plan. Under the Plan, the Compensation Committee has broad discretion and authority to, among other things, select the officers and employees to whom awards may be granted, to determine the terms, conditions, form and amount of the awards, to establish, where deemed applicable, performance goals with respect to awards and to measure and certify the achievement thereof, and to establish guidelines and procedures relating to awards. The Compensation Committee has full power to administer and interpret the Plan and to adopt or establish, and to modify or waive, rules, regulations, agreements, guidelines, procedures and instruments which it deems necessary or advisable for the administration and operation of the Plan. The Compensation Committee may delegate its authority to the Chief Executive Officer or to other officers, provided that such delegation will not extend to action with respect to awards made to “covered employees,” as defined in Code Section 162(m), or to “officers” for purposes of Rule 16b-3 under the Exchange Act.

_______________________

1 NTD: Percentage based upon draft proxy statement which provided: that there were 3,541,703 outstanding shares of our common stock as of COB March 8, 2017/

Eligibility
Any officer, employee, or director of the Company is eligible to receive an award under the Plan. As of March 9, 2017 there were approximately 127 employees and six (6) independent directors of the Company. The selection of participants and the nature and size of the awards is subject to the discretion of the Compensation Committee.

Shares Available for Future Awards
The Fourth Amendment does not increase the number of shares available for issuance under the Plan. As of March 8, 2017, a total of 232,200 shares remained available for grant under the Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE 2000 INCENTIVE PLAN

PROPOSAL THREE

     RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2017

Upon the recommendation of the Audit Committee, our Board of Directors has approved the retention of BDO USA, LLP, certified public accountants, to serve as independent auditors of our Company for the year ending December 31, 2017. Although stockholder ratification is not required for the selection of BDO USA, LLP, and although such ratification will not obligate us to continue the services of such firm, our Board of Directors is submitting the selection for ratification with a view towards soliciting the stockholders’ opinion thereof, which may be taken into consideration in future deliberations. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting will constitute ratification. If the appointment is not ratified, our Board of Directors must then determine whether to appoint other auditors before the end of the current fiscal year.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF BDO USA, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2017 FISCAL YEAR

PROPOSAL FOUR

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to SEC rules, we must provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement at least once every three years.

As described in greater detail under the heading “Executive Compensation,” our Company’s compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, and achievement of specific operation, financial and strategic objectives. Our executive compensation program is designed to attract and retain high-quality leadership, provide competitive compensation opportunities that support our overall business strategy and objectives and effectively serve the interests of our stockholders. Stockholders are urged to read the Overview, the Summary Compensation Table for 2016 and 2015 and the other related tables and disclosures included in this proxy statement under the section entitled “Executive Compensation,” all of which more thoroughly discuss how our compensation policies and procedures are implemented. The Compensation and Incentive Plan Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

Because this vote is advisory, it is not binding on our Company, our Board of Directors and/or its committees. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs described in this proxy statement. Although the resolution is non-binding, the Board of Directors and its committees will carefully consider the outcome of the advisory vote on executive compensation and other communications from stockholders when making future decisions regarding executive compensation. Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the 2017 Annual Meeting pursuant to the compensation disclosure rules of the SEC.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

SUBMISSION OF STOCKHOLDER
PROPOSALS AND NOMINATIONS

Pursuant to various rules promulgated by the SEC, a stockholder that seeks to include a proposal in our Company’s proxy statement and form of proxy card for our 2018 Annual Meeting of our stockholders must timely submit such proposal in accordance with SEC Rule 14a-8 to our Company, addressed to our Corporate Secretary, at the following address: 722 Burleson Street, Corpus Christi, Texas 78402. Such proposal should be submitted no later than December 1, 2017. Any stockholder proposal that is not submitted for inclusion in our proxy statement but is instead sought to be presented at the 2018 Annual Meeting must be delivered to or mailed and received by our Corporate Secretary at our principal executive office no later than February 1, 2018.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the 2017 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

With respect to business to be brought before the 2017 Annual Meeting, we have not received any notices from stockholders that we are required to include in this proxy statement.